SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 2)

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[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                        DIMENSIONAL VISIONS INCORPORATED
                (Name of Registrant as Specified In Its Charter)

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                        DIMENSIONAL VISIONS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2002

TO ALL STOCKHOLDERS OF DIMENSIONAL VISIONS INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dimensional Visions Incorporated, a Delaware corporation, will be held at the principal office of the Company, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, on Friday, May 3, 2002 at 11:00 a.m., Arizona time, for the following purposes:

     1. To elect five Directors for a term of one year or until their successors are duly elected and qualified;

     2. To amend our Articles of Incorporation to change our corporate name to Dimensional Visions Interactive Corporation;

     3. To amend our Articles of Incorporation to increase the authorized shares of common stock to 500,000,000;

     4. To acquire new technology in exchange for the issuance of preferred stock;

     5. To effect a one-for-fifty reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common");

     6. To ratify the appointment of Kopple & Gottlieb, LLP as the Company's independent public accountants for the fiscal year ending June 30, 2002; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 14, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors, John D. McPhilimy
Phoenix, Arizona
March 14, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                        DIMENSIONAL VISIONS INCORPORATED
                       2301 WEST DUNLAP AVENUE, SUITE 207
                             PHOENIX, ARIZONA 85021

                                 PROXY STATEMENT

                               GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Dimensional Visions Incorporated (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the principal office of the Company, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, on Friday, May 3, 2002, at 11:00 a.m., Arizona time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted "for" the named nominees for election to the Company's Board of Directors, to amend our Articles of Incorporation to change our corporate name to Dimensional Visions Interactive Corporation or a substantially similar name; to amend our Articles of Incorporation to increase our authorized shares of common stock to 500,000,000; to acquire new technology in exchange for the issuance of preferred stock; to effect a one-for-fifty reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common"); and "for" the ratification of Kopple & Gottlieb, LLP as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about April 17, 2002.

Only holders of shares of Common Stock and holders of shares of Preferred Stock with voting rights of record at the close of business on March 14, 2002, will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on March 14, 2002, the Company had outstanding 63,946,386 shares of Common Stock and 78,818 shares of Preferred Stock with voting rights (collectively, the "voting shares").

At the Annual Meeting, the holders of voting shares will be entitled, as a class, to elect five Directors ("Directors"). The vote of a plurality of the voting shares represented at the Annual Meeting is required for the election of the Directors. The vote of a majority of the voting shares represented at the Annual Meeting is required for all other proposals at the Annual Meeting.

Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 2301 West Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, for a period of ten days prior to the Annual Meeting for examination by any stockholder.

Officers and Directors of the Company beneficially own approximately 10.6% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is not assured and your vote is required in order for the Company to take these actions. Please send in your completed proxy.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL #1)

Five Directors are to be elected for the ensuing year or until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which we do not expect, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted "for" the election of the following persons with respect to Common Stock. The vote of a plurality of the voting shares represented at the Annual Meeting is required for the election of the Directors

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

NAME (AGE)                 DIRECTOR SINCE        POSITION WITH THE COMPANY

John D. McPhilimy (57)         1997          Chairman, Chief Executive Officer,
                                             President
Bruce D. Sandig (41)           1998          Senior Vice President, Director
Lisa R. McPhilimy (27)         2001          Chief Financial Officer, Secretary,
                                             Director
Susan Perlow (50)              1998          Director Nominee
Molly A. Miles (49)             N/A          Director Nominee

MR. JOHN MCPHILIMY was appointed as a Director, President, and Chief Executive Officer of the Company in November 1997. In January 1998, he was appointed Chairman of the Board. From January 1995 until November 1997, Mr. McPhilimy served as President of Selah Information Systems, Inc., Mesa, Arizona, a company involved in information systems. From March 1992 to December 1995, Mr. McPhilimy served as President of Travel Teller, Inc. Mr. McPhilimy has over 30 years of executive and marketing experience in high-technology industries such as aerospace, air transportation, and electronic telecommunication networks with Bell Helicopter Textron, Aerospatiale, Executive Jet Aviation, Travel Teller Inc., Marketing Works, and Selah Information Systems. Over the last 15 years, he has been responsible for implementing marketing strategies of NetJets and Travel Teller, which created the new industries of "nationwide fractional ownership of business jets" and "electronic ticket delivery networks," respectively.

MR. BRUCE D. SANDIG was appointed as a Director of the Company in January 1998 and as Senior-Vice President of Creative Design and Production Engineering of the Company in November 1997 and provides overall development and integration of the DV3D(R)and AnimotionTM Multi-Dimensional Images systems. Mr. Sandig was a co-founder of InfoPak in 1992. Mr. Sandig has over 15 years experience in electro-mechanical and software engineering/design with such companies as Universal Propulsion Company, Kroy, Inc., Dial Manufacturing, and Softie, Inc., where he also created several proprietary software games for Nintendo.

MS. LISA R. MCPHILIMY, daughter-in-law of John D. McPhilimy, is Chief Financial Officer and Secretary, and was appointed as a Director to fill the vacancy left upon by the resignation of Susan Perlow in 2001. Ms. McPhilimy provides overall integrated financial management and reporting for the Company. She is a Certified Public Accountant and a graduate of Ohio University. She has over five years experience in financial management and is responsible for the Securities and Exchange Commission reporting required as a publicly held company.

MS. SUSAN A. PERLOW has served as Director of the Company since January 1998. She resigned her position as a director for personal reasons in late 2001, but has agreed to return to the board if elected for 2002. Since January 1998 she has served as Managing Principal Consultant for Oracle, Inc. She served as Director of Business Processing from March 1995 to December 1997 for AmKor Electronics.

MS. MOLLY A. MILES is a nominee for Director. Ms. Miles is a seasoned entertainment executive with experience in business development, television production, program development, and marketing. As a member of the original programming and production team at HBO, she established initial comedy and music series, which were the basis for the growth of the network. As an executive at Universal Studios, Ms. Miles translated this expertise into comprehensive business planning involving marketing, promotions, publicity, advertising, park operations, and capital budgets. As the CEO of The Miss Universe Organization, she used her business acumen to redefine a dated, stagnant property into a profitable property relevant to today's world. As the CEO of MediaWebcast, Ms. Miles applied her combined experiences to create a start-up company that melded television production into the dot com world.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees on the Board of Directors.

The Board of Directors held three meetings in fiscal 2001. All Directors attended at least 75% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION.

All decisions regarding compensation for the Company's executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years. No officer of the Company earned more than $100,000 in the last three fiscal years.

                                   ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                            -----------------------------------    ---------------------------------------------------
                                                                            Awards             Payouts
                                                                   ------------------------    -------
                                                                                 Securities
                                                      Other                      Underlying
                                                      Annual       Restricted     Options/       LTIP     All Other
                                                   Compensation      Stock          SARs       Payouts   Compensation
                     Year   Salary ($)  Bonus ($)      ($)         Awards ($)       (#)          ($)         ($)
                     ----   ----------  ---------      ---         ----------       ---          ---         ---
John D.              2001     $93,000    $5,000         $0             $0        2,000,000        $0          $0
McPhilimy, CEO,      2000     $90,000      $0           $0             $0           -0-           $0          $0
President            1999     $90,000      $0           $0             $0           -0-           $0          $0

Bruce D. Sandig,     2001     $90,000    $7,500         $0             $0           -0-           $0          $0
Sr. Vice President   2000     $84,000      $0           $0             $0           -0-           $0          $0
                     1999     $84,000      $0           $0             $0           -0-           $0          $0

Lisa R.              2001     $48,000      $0           $0             $0           -0-           $0          $0
McPhilimy, Chief     2000     $40,000      $0           $0             $0           -0-           $0          $0
Financial            1999       N/A        N/A         N/A            N/A           N/A          N/A         N/A
Officer,
Secretary,

                         OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2001
-------------------------------------------------------------------------------------------
                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                              Number of       % of Total
                              Securities     Options/SARs
                              Underlying      Granted to
                             Option/SARs     Employees in    Exercise or Base   Expiration
      Name           Year    Granted (#)     Fiscal Year      Price ($/Share)       Date
      ----           ----    -----------     -----------      ---------------       ----
John D. McPhilimy    2001     2,000,000         40.8               .125           1/1/08


   AGGREGATED OPTIONS/SAR EXERCISES IN THE FISCAL YEAR 2001 AND FY-END OPTION/SAR VALUES
-------------------------------------------------------------------------------------------

                                                         Number of
                                                         Securities
                                                         Underlying          Value of
                                                     Exercised Options/     Unexercised
                              Shares                 SARs at FY-End (#)     In-the-Money
                           Acquired on      Value       Exercisable/       Options/SARs at
     Name           Year   Exercise (#)   Realized      Unexercisable        FY-End ($)
     ----           ----   ------------   --------      -------------        ----------
John D. McPhilimy   2001        --            0       2,385,000(E)/0(U)       $90,000

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

John D. McPhilimy has an employment agreement with Dimensional Visions dated January 1, 2001 and commencing on July 1, 2001. The term of the agreement is three years ending in June 2004. Mr. McPhilimy's base compensation is $96,000. The agreement renews by mutual written consent on the thirtieth month of its term for a two year period without further action by either party. There are no provisions for severance in the agreement. The agreement may be terminated by Dimensional Visions for cause.

Bruce D. Sandig has an employee agreement with Dimensional Visions. The term of the agreement is three years ending June 2004. Mr. Sandig's base compensation is $90,000 per year. The agreement renews by mutual written consent on the thirtieth month of its term for a two year period without further action by either party. There are no provisions for severance in the agreement. The agreement may be terminated by Dimensional Visions for cause.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding the shares of the Company's outstanding Common Stock beneficially owned as of March 14, 2002 by
(i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                             Amount and Nature of     Percent
Name and Address of Beneficial Owners(1)   Beneficial Ownership(2)  Ownership(2)
----------------------------------------   -----------------------  ------------
John D. McPhilimy                                 2,547,000(3)           3.9
127 W. Fellars Drive
Phoenix, AZ 85023

Bruce D. Sandig                                   2,875,875(4)           4.4
5801 N. 14th Street
Phoenix, AZ 85014

Lisa R. McPhilimy                                 1,487,500(5)           2.3
2906 East Leland Street
Mesa, AZ 85213

All executive officers and directors
  as a group (3 persons)                          6,910,375             10.6

Jason Genet                                      17,100,000             26.7
3550 N. Central Ave., Suite 1000
Phoenix, AZ 85012

David Keaveney                                   17,100,000             26.7
3550 N. Central Ave., Suite 1000
Phoenix, AZ 85012

(1) Each person named in the table has sole voting and investment power with respect to all Common Stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each of such persons may be reached through the Company at 2301 W. Dunlap Avenue, Suite 207, Phoenix, Arizona 85021.

(2) The percentages shown are calculated based upon the 63,946,386 shares of Common Stock outstanding on March 14, 2002. The numbers and percentages shown include the shares of Common Stock actually owned as of March 14, 2002 and the shares of Common Stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 14, 2002 upon the exercise of options and warrants, or the conversion of Preferred Stock, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Mr. McPhilimy owns 1,250,000 shares of common stock. Mr. McPhilimy also has warrants to purchase 385,000 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003. He also has warrants to purchase 912,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

(4) Mr. Sandig owns 1,185,875 shares of Dimensional Visions' common stock. Also included in the amount are common stock purchase warrants to purchase 230,000 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003 and warrants to purchase 460,000 shares of common stock at an exercise price of $.25 until January 27, 2005. He also has warrants to purchase 1,000,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

(5) Ms. McPhilimy owns 937,500 shares of common stock. Ms. McPhilimy also has warrants to purchase 18,334 shares of Dimensional Visions' common stock at an exercise price of $.20 until October 28, 2003 and warrants to purchase 31,666 shares of common stock at an exercise price of $.25 until January 27, 2005. She also has warrants to purchase 500,000 shares of common stock at an exercise price of $.125 until January 1, 2008.

CERTAIN TRANSACTIONS

On January 12, 2001, the Company issued 4,900,000 employee incentive warrants ("incentive warrants") to purchase shares of common stock of the Company at an exercise price of $0.125 over the next two fiscal years of the Company.

In June 2001, John D. McPhilimy, Chairman of the Board and Chief Executive Officer, was issued 2,000,000 incentive warrants. In October 2001, Mr. McPhilimy assigned 888,000 and 200,000 of his 2,000,000 incentive warrants to Group Baronet and Action Stocks, respectively, on behalf of the Company in lieu of cash payments owed to these two groups by the Company.

During fiscal 1999 and 2000, we obtained life insurance policies on certain of our officers and directors as follows:

Name                               Amount of Life Insurance Policy
----                               -------------------------------
John D. McPhilimy                  $1,000,000
Bruce D. Sandig                    $1,000,000

                     AMENDMENT OF ARTICLES OF INCORPORATION
     TO CHANGE CORPORATE NAME TO DIMENSIONAL VISIONS INTERACTIVE CORPORATION
                                  (PROPOSAL #2)

In addition to our core business of delivering our patented Lenticular InterActive Print technology, we plan on embarking on an acquisition strategy beginning this year in order to grow the company. Our objective is to create an acquisition holding company named Dimensional Visions InterActive Corporation ("DVIC"). This acquisition holding company will be the cornerstone for acquisitions of specific world-class companies who will provide accretive value to DVIC and its shareholders. We anticipate that acquisitions will be made in the InterActive Print, InterActive Entertainment and Integrated Creative Marketing categories. In order to reflect our new business strategy and expand the Company's horizons, we would like to change the name of the Company from Dimensional Visions Incorporated to Dimensional Visions Interactive Corporation. We believe this name change will facilitate our acquisition strategy.

If authorized by our shareholders, our Articles of Incorporation will be amended to change our corporate name to Dimensional Visions Interactive Corporation to more accurately reflect our new growth strategy to acquire complementary companies.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the authorization of an amendment to our Articles of Incorporation to change our corporate name to Dimensional Visions Interactive Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO DIMENSIONAL VISIONS INTERACTIVE CORPORATION.

                     AMENDMENT OF ARTICLES OF INCORPORATION
        TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000
                                  (PROPOSAL #3)

We currently have 100,000,000 shares of common stock authorized and 63,946,386 shares of common stock issued and outstanding. Additionally, 25,000,000 shares of the common stock are reserved for issuance to Swartz Private Equity ("Swartz") in the event we exercise any of our put options under the Swartz financing agreement. Another 10,200,060 shares of the common stock are reserved for issuance upon exercise of warrants and options and conversion of debt and preferred stock. Therefore, a total of 99,146,446 shares of common stock are issued and outstanding or reserved. We anticipate that the acquisition strategy described above will require the issuance of additional shares of common stock. We also believe that it would be advantageous to the Company to make acquisitions using shares of stock rather than cash in order to preserve our cash resources for internal growth, including the hiring of new employees. Therefore, the Board of Directors would like to increase the authorized shares of common stock of the Company to 500,000,000 shares. This increase will allow the Company to have a sufficient number of shares available to pursue its acquisition strategy. If authorized, this increase in authorized shares will not affect or dilute any of our existing shareholders until shares are actually issued.

By increasing our authorized shares, the Company has merely increased the number of shares that it MAY issue in the future. We do not believe that we will require the entire number of shares set forth in the proxy statement to achieve our business objectives, however, we want to assure that our authorized capital is sufficient to implement our future acquisition and fund raising activities. Although we plan on embarking on an acquisition strategy, we have no current plans to use the increased shares in connection with a merger or other business combination.

Shareholders should note that, to the extent these shares are issued, such issuance(s) will have a dilutive effect to your shareholdings and, if most or all of these newly authorized shares are issued, there will be significant dilution to your shareholdings. Our shareholders may not have the opportunity to vote on the issuance of these newly authorized shares. Further, the issuance of additional shares may have an anti-takeover effect as shares could be issued to dilute the ownership of anyone attempting to obtain control of the Company.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the authorization of an amendment to our Articles of Incorporation to increase our authorized shares of common stock to 500,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

          ACQUISITION OF NEW TECHNOLOGY IN EXCHANGE FOR PREFERRED STOCK
                                  (PROPOSAL #4)

John D. McPhilimy and Bruce D. Sandig have independently developed certain technology which is different than, but complementary to, our Lenticular InterActive Print technology. The Board of Directors believes that this technology could be our first acquisition towards our goal of expanding the Company's business. The Board believes that this technology has a value exceeding $5,000,000. However, the Company will obtain a fairness opinion from an independent third party professional valuation or appraisal firm as to whether or not the acquisition of the technology in exchange for $5,000,000 worth of stock is fair to our shareholders. If that fairness opinion reports that the transaction is fair AND you approve of this transaction, the Company will acquire the technology in exchange for $5,000,000 worth of its preferred stock. If that fairness opinion reports that the transaction is not fair or you do not approve of this transaction, the Company will not acquire the technology.

Additionally, Messrs. McPhilimy and Sandig are nominated for re-election to the Board of Directors at the Annual Meeting. The Company believes that it is essential to the development and marketing of the technology that Messrs. McPhilimy and Sandig remain on the Board of Directors in order to oversee the development and marketing of the technology. Therefore, if both Messrs. McPhilimy and Sandig are NOT elected to the Board of Directors at the Annual Meeting, the Company will not acquire the technology.

The technology is proprietary to the developers and confidential, but involves a new method for multi-color offset lithographic printing. If the Company acquires the technology, we will apply for a patent on this intellectual property.

The amount of funds expended by Mr. McPhilimy and Mr. Sandig in independently developing this technology is approximately $27,000. This amount expended included extensive technical journal searches for any relevant technology; patent searches; locating and interviewing, on a national level, Doctors of Chemistry and Molecular Biologists who could assist in development; traveling nationally to meet with possible candidates; meetings with staff and professors at various academic facilities; preliminary research and experiments; initial patent work; consultant and retainer fees; and initial technical plan preparation.

As of February 1, 2002, the technology is in the Pre-Proof of Concept stage whereby the initial validation of the technology has been conducted. The next phase is to conduct a "Proof of Concept" test that is estimated to cost $250,000. It is planned that this phase will be funded by partnering with lithographic printing companies who will pay at least a majority, if not all of, the testing of the concept in exchange for licensing rights to the technology.

The next phase of development would be the partnering phase with major companies in the lithographic printing industry (such as printing press manufacturers) before production could occur. If this technology is acquired by the Company, we do not plan to raise capital to create our own production prototype. The plan is to license the technology rather than to bear all of the risks inherent in its development.

The developers have received informal validation on the concept of the technology by technical experts in the printing and chemistry fields. However, development of the technology is dependent upon completion of "Proof of Concept" testing. Until the "Proof of Concept" testing is completed, the Company can make no assurance that the technology can be developed, marketed, or will ever generate any revenues for the Company. There are inherent risks and uncertainties in developing this technology including, but not limited to, the following:

     * The Company may be unable to find any partners for funding the Proof of Concept testing and may have to incur the costs of the testing itself or abandon this project if it cannot afford to pay for the testing.

     * The Proof of Concept testing could show that the technology is impossible to develop or that it is cost prohibitive to develop.

     * The final developed product may be cost prohibitive to purchase, thus limiting or reducing sales, with a resultant limitation or reduction on revenues to the Company.

     * There can be no assurance that, once tested, developed, and marketed, the technology will ever generate revenue for the Company and the Company and/or its licensing partners will incur a complete loss of their testing, development, and marketing funds.

If the fairness opinion reports that the transaction is fair AND you approve of this transaction AND both Messrs. McPhilimy and Sandig are re-elected to the Board of Directors, the Company will acquire the technology in exchange for 100,000 shares of newly designated Series F Preferred Stock, issuable 50,000 shares to Mr. McPhilimy and 50,000 shares to Mr. Sandig. Each share of Series F Preferred Stock is convertible into 2,500 shares of our common stock. Therefore, the 100,000 shares of Series F Preferred Stock are convertible into 250,000,000 shares of our common stock. If all of the shares of Series F Preferred Stock are converted by the Holders, Mr. McPhilimy will receive 125,000,000 shares of our common stock and Mr. Sandig will receive 125,000,000 shares of our common stock, in addition to their other security ownership (see Security Ownership of Management and Principal Owners chart above). This will result in substantial dilution to our existing shareholders as well as a change in control of the Company as Messrs. McPhilimy and Sandig will have a majority vote and be able to control the direction of the Company. Please note that these shares of Series F Preferred Stock are subject to the reverse stock split proposed below which will reduce the number of shares of common stock into which the Series F Preferred Stock is convertible to a total of 5,000,000 shares if all shares of Series F Preferred Stock are converted, 2,500,000 owned by Mr. McPhilimy and 2,500,000 owned by Mr. Sandig. Assuming that the technology is acquired and the reverse stock split occurs, Mr. McPhilimy will own 40.46% and Mr. Sandig will own 40.51% of voting stock of the Company, including their current holdings.

The acquisition of the technology will have essentially no impact on the Company's financial statements as it is being valued for financial reporting at the transferor's basis of one dollar.

As the fairness opinion will not be completed by the time of the Annual Meeting, you will not have the opportunity to read the fairness opinion prior to voting on this proposal. Once the fairness opinion has been completed, we will not resolicit your vote.

A Technology Assignment Agreement has been drafted between the Company, on the one hand, and the Messrs. McPhilimy and Sandig, on the other hand, to transfer ownership of the technology from the developers to the Company. Pursuant to the Technology Assignment Agreement, Messrs. McPhilimy and Sandig assign to the Company all right, title and interest to the technology, exclusively and in perpetuity throughout the United States, for lithographic printing, excluding uses of the technology for web based commercial printing, computer printing, flexographic printing or photographic printing in exchange for $5,000,000 in the form of 100,000 shares of Convertible Preferred Stock convertible to common stock at the rate of 2,500 shares of common stock for each preferred share based upon the common stock trading price of $0.02 per common stock share. If for any reason the trading price per common share at either the effective date of the Technology Assignment Agreement or the date of conversion is not $0.02, neither the amount of Preferred Shares nor the number of shares of common stock into which the Preferred Shares are convertible will be adjusted, either upwards or downwards. This Technology Assignment Agreement will not be executed or effective until: (a) you have approved it; (b) the fairness opinion has been obtained; and (c) both Messrs. McPhilimy and Sandig have been re-elected to the Board of Directors. Additionally, if, for any reason, you do not approve this transaction by May 30, 2002 or the Agreement cannot be executed or the transaction consummated by May 30, 2002, the Company will not execute the Agreement and the technology will not be acquired. If the Agreement is executed, the Company will: (i) issue a press release announcing the results of the fairness opinion and the execution of the Agreement; and (ii) file a Current Report on Form 8-K with the SEC announcing the results of the fairness opinion and the execution of the Agreement, as well as including a copy of the Agreement. The entire Form 8-K will be available for review for free on the SEC's website at www.sec.gov, as well as on many commercial websites which may also contain the Company's press releases.
The vote of a majority of the voting shares represented at the Annual Meeting is required for the acquisition of the new technology in exchange for preferred stock ONLY IF the acquisition is reported as fair to our shareholders by a fairness opinion AND both Messrs. McPhilimy and Sandig are re-elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ACQUISITION OF THE NEW TECHNOLOGY IN EXCHANGE FOR PREFERRED STOCK CONTINGENT UPON A FAIRNESS OPINION AND THE RE-ELECTION OF BOTH MESSRS. MCPHILIMY AND SANDIG TO THE BOARD OF DIRECTORS.

                               REVERSE STOCK SPLIT
                                  (PROPOSAL #5)

We currently have 100,000,000 shares of common stock authorized and 63,946,386 shares of common stock issued and outstanding. Additionally, 25,000,000 shares of the common stock are reserved for issuance to Swartz in the event we exercise any of our put options under the Swartz financing agreement. Another 10,200,060 shares of the common stock are reserved for issuance upon exercise of warrants and options and conversion of debt and preferred stock. Therefore, a total of 99,146,446 shares of common stock are issued and outstanding or reserved. Additionally, if we acquire the technology described in Proposal #4, we will issue preferred stock in exchange for the technology which is convertible into 250,000,000 shares of common stock. This amount is based upon a value of $5,000,000 for the technology and a value of our common stock of $0.02. This will result in a total of 349,146,446 shares of common stock issued and outstanding or reserved for issuance. The Board of Directors believes that it is in the best interests of the Company to decrease the number of shares in its public float by performing a reverse stock split. The primary objective of the reverse stock split is to reduce the number of shares outstanding, especially the shares being issued for the acquisition of technology which is a large number due to the current low value of our stock.

Therefore, the Company is requesting your vote to implement a reverse stock split of one for fifty (the "Reverse Stock Split") of the Company's common stock. If you vote to approve the Reverse Stock Split, the Reverse Stock Split will occur and will decrease the number of issued and outstanding and reserved shares of common stock from approximately 349,146,446 to 6,982,929. We must amend our Articles of Incorporation to effectuate the Reverse Stock Split. It is anticipated that the Reverse Stock Split will be implemented within thirty days of the Annual Meeting if our shareholders approve (the "Effective Date").

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH STOCKHOLDER SHOULD CAST HIS OR HER VOTE IN FAVOR OF THE ONE FOR FIFTY REVERSE STOCK SPLIT FOR THE FOLLOWING
REASONS:

1. Members of the board of directors have met with several investment banking firms. Without exception, each of these firms indicated that the Company would need to conduct a reverse stock split in order to be seriously considered by the investment banking community. This indication was based upon not just the large number of shares which could potentially be outstanding (over 349 million), but also by the fact that established stock exchanges such as NASDAQ have certain minimum price requirements. The general belief was that the Company would never secure approval from any major exchange with such a large number of shares outstanding and a low stock price.

2. The board of directors believes that a lower number of shares, with an eventual higher stock price will achieve the following goals:

     a. Provide increased liquidity for our stockholders by increasing both the quantity and quality of broker-dealers participating in the market for our stock. This can only occur if we are able to provide an orderly market for our Company's stock, which accurately reflects what we believe will be the successful implementation of our business plan over the next year.

     b. Expand our opportunities to utilize our stock to fund (in part or in their entirety) strategic acquisitions to expand our revenue opportunities and achieve sustained profitability. Acquisition candidates will view our stock more favorably if the stock is supported by established investment banking concerns and/or trading on a national exchange.

     c. Increase the number of investment banking concerns that may show an interest in raising capital for the Company. While we believe that our relationship with Ascendiant Capital and our equity line of credit with Swartz will address our short-term capital needs, we believe that, upon deployment of all or a part of Swartz's investment, eventually we will need to solicit the support of an established underwriter or market maker to complete our proposed business plan.

However, if the reverse stock split occurs, there can be no assurances that the reverse stock split will result in a higher stock price, increased liquidity, listing on an exchange or the interest of investment banks.

While some of you may be concerned about potential dilution arising from acquisition and capital raising activities, we believe strongly that such activities will eventually prove nondilutive as to our existing stockholders. In summary, we believe that acquisitions and additional capital raising are necessary in order for the Company to implement our ambitious business plan as described above. As a result, we believe that the eventual result of the reverse stock split will be improved value for all of our stockholders.

If approved, the Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates or other documentation representing securities are actually surrendered by each holder thereof for certificates or documentation representing the number of shares of common stock which each such security holder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates or other documents representing shares of common stock will be deemed to represent one-twentieth the number of shares of common stock. Certificates or other documentation representing shares of common stock will be issued in due course as old certificates and documentation are tendered for exchange or transfer to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10007,
Attention: Donna Ansbro (the "Exchange Agent" or "Transfer Agent"), telephone number: (718) 921-8261.

No fractional shares of common stock will be issued and, in lieu thereof, security holders holding a number of shares of common stock not evenly divisible by 50, and security holders holding fewer than 50 shares of common stock prior to the Effective Date, upon surrender of their old certificates or documentation, will receive shares of common stock rounded up to the next whole number.

The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record or beneficial owners of any of our securities will change.

The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

On or around the Effective Date, the Company will provide a transmittal form (the "Transmittal Form") that each security holder of record on the Effective Date should use to transmit certificates or other documentation representing shares of common stock to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of certificates or other documentation to the Exchange Agent in exchange for certificates or other documentation representing the appropriate number of whole shares of common stock. No new certificates or documents will be issued to a security holder until such security holder has surrendered all certificates or other documentation together with a properly completed and executed Transmittal Form to the Exchange Agent.

Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a security holder's certificates or other documentation and/or an Affidavit of Loss for any lost or destroyed certificates or documents, as applicable, that security holder will receive a new certificate or document representing the number of whole shares of common stock into which the shares of common stock are being converted as a result of the Reverse Split. Until surrendered to the Exchange Agent, certificates and other documents retained by security holders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of common stock to which such security holder is entitled as a result of the Reverse Split. Security holders should not send their certificates or documents to the Exchange Agent until after the Effective Date. Shares of common stock surrendered after the Effective Date will be replaced by certificates or other documents representing shares of common stock as soon as practicable after such surrender. No service charge will be payable by security holders in connection with the Reverse Split and all expenses of the exchange and issuance of new certificates and documents will be borne by the Company.

Certificates or other documents representing shares of common stock which contain a restrictive legend will be exchanged for certificates or other documents with the same restrictive legend. As applicable, the time period during which a security holder has held his or her securities will be included in the time period during which such security holder actually holds the securities received in exchange for the purposes of determining the term of the restrictive period applicable to the securities.

The receipt of securities in the Reverse Split should not result in any taxable gain or loss to security holders for federal income tax purposes. The tax basis of securities received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a security holder is entitled) will be equal, in the aggregate, to the basis of the securities exchanged for new securities. The per share tax basis of the securities is based on the tax basis of the securities for which they are exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a security holder's disposition of securities subsequent to the Reverse Split, a security holder's holding period for the securities will be included in the holding period for the securities received as a result of the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT ARE INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL SECURITY HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM, WHICH COULD RESULT FROM THE REVERSE SPLIT.

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment to our Articles of Incorporation required for the Reverse Split and the Reverse Split at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the voting shares then issued and outstanding.

The vote of a majority of the voting shares represented at the Annual Meeting is required to authorize the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH OF OUR STOCKHOLDERS CAST HIS OR HER VOTE IN FAVOR OF THE REVERSE STOCK SPLIT.

                         RATIFICATION OF APPOINTMENT OF
                      INDEPENDENT AUDITORS FOR FISCAL 2002
                                  (PROPOSAL #6)

The Company has retained, subject to stockholder ratification, Kopple & Gottlieb, LLP as its independent public accountants for the fiscal year ending June 30, 2002. Kopple & Gottlieb, LLP has been the independent accountants for the Company for the past two years and has no financial interest, either direct or indirect, in the Company. If the stockholders do not ratify the appointment of Kopple & Gottlieb, LLP as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

The following table presents fees for the professional audit services rendered by Kopple & Gottlieb, LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by Kopple & Gottlieb, LLP for fiscal year 2001.

                    Audit fees              $28,452
                    All other fees           12,050
                                            -------
                    Total fees              $40,502
                                            =======

Other fees consist of $4,820 for review of the Company's quarterly reports and $7,230 for review of the Company's registration statement and tax return preparation.

A representative of Kopple & Gottlieb, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The vote of a majority of the voting shares represented at the Annual Meeting is required for the ratification of Kopple & Gottlieb, LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KOPPLE & GOTTLIEB LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2002 annual meeting of stockholders is expected to be held on or about February 17, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about January 17, 2003. Proposals of stockholders of the Company that are intended to be presented at the Company's 2002 annual meeting must be received by the Company no later than September 17, 2002, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons the Company believes that during it 2001 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in the Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date, and mail your Proxy in the enclosed envelope as promptly as possible.

A copy of the Company's amended Annual Report on Form 10-KSB/A for the year ended June 30, 2001, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Proxy Statement and is hereby incorporated by reference into this Proxy Statement. The Company's Annual Report on Form 10-KSB for the year ended June 30, 2001, Quarterly Report on Form 10-QSB and amended Quarterly Report on Form 10-QSB/A for the period ended September 30, 2001 and Quarterly Report on Form 10-QSB for the period ended December 31, 2001 are each incorporated by reference into this Proxy Statement. Additional copies of this Proxy Statement and/or the amended Annual Report, as well as copies of the Annual Report and Quarterly Reports may be obtained without charge upon written request to Lisa R. McPhilimy, Secretary, Dimensional Visions Incorporated, 2301 West Dunlap Avenue, Suite 207, Phoenix, AZ 85021, or on the Internet at www.sec.gov from the SEC's EDGAR database.

By Order of the Board of Directors,

John D. McPhilimy
Phoenix, Arizona,
March 14, 2002

Dimensional Visions Incorporated
2301 West Dunlap Avenue, Suite 207
Phoenix, AZ  85021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2002

The undersigned hereby appoints John D. McPhilimy as the attorney and proxy of the undersigned to represent and vote all voting shares of Dimensional Visions Incorporated standing in the name of the undersigned at the close of business on March 14, 2002, at the Annual Meeting of Shareholders of Dimensional Visions Incorporated to be held on May 3, 2002 or at any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present on all matters coming before said meeting, as follows:

Please mark your votes as [X] indicated in this example.

PROPOSAL #1: ELECTION OF DIRECTORS

FOR ALL NOMINEES LISTED BELOW  [ ]         WITHHOLD AUTHORITY  [ ]
(except as marked to the                   to vote for all nominees
contrary below)                            listed below

(To WITHHOLD authority to vote for any individual nominee, strike a line through the nominee's name below)

[ ] John D. McPhilimy [ ] Bruce D. Sandig [ ] Lisa R. McPhilimy [ ] Susan Perlow
[ ] Molly Miles

PROPOSAL #2: TO AMEND OUR ARTICLES OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO DIMENSIONAL VISIONS INTERACTIVE CORPORATION

               FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

PROPOSAL #3: TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 500,000,000

               FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

PROPOSAL #4: TO ACQUIRE NEW TECHNOLOGY IN EXCHANGE FOR THE ISSUANCE OF PREFERRED STOCK ONLY IF THE ACQUISITION IS FAIR ACCORDING TO A PROFESSIONAL INDEPENDENT FAIRNESS OPINION

               FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

PROPOSAL #5: TO EFFECT A ONE-FOR-FIFTY REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK

               FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

PROPOSAL #6: TO RATIFY THE APPOINTMENT OF KOPPLE & GOTTLIEB, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS #2, #3, #4, #5, AND #6, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated:
       ------------------------------------


-------------------------------------------
(Signature)


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(Second Signature if stock is held jointly)

PLEASE DATE AND SIGN ABOVE EXACTLY AS YOUR NAME APPEARS ON THIS PROXY, INDICATING WHERE APPROPRIATE, OFFICIAL POSITION OR REPRESENTATIVE CAPACITY.